UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2015

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000
(Address of principal executive offices) (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2015, John Lewis, Global President of Nielsen Holdings plc (the “Company”), announced he will leave the Company effective as of the close of business on June 30, 2016. The separation arrangements for Mr. Lewis are in accordance with the terms of the form of Severance Agreement previously filed with the Securities and Exchange Commission. In addition, his payment pursuant to the Company’s Annual Incentive Plan with respect to the 2015 performance year will be made entirely in cash (as opposed to 75% in cash and 25% in restricted stock units).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016

NIELSEN HOLDINGS PLC

By:	/s/ Eric J. Dale
Name:	Eric J. Dale
Title:	Chief Legal Officer